UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 20, 1999

                     FIRST CHESAPEAKE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


                  Virginia              0-21912                               54-1624428
         (State of Incorporation) (Commission File Number)   (I.R.S. Employer Identification No.)

                              12 East Oregon Avenue
                             Philadelphia, PA 19148
                    (Address of Principal Executive Offices)

                       (215) 755-5691 Fax: (215) 836-4485
          (Registrant's telephone and fax number, including area code)

Item 2. Acquisition or Disposition of Assets

         On May 6, 1999, Collateral One Mortgage Corporation ("Collateral One"), a newly-formed wholly-owned subsidiary of the Company, concluded the February 9, 1999 acquisition of substantially all of the assets of Mortgage Concepts, Inc., an established originator of primarily subprime and alternate documentation residential mortgage loans. The entity is headquartered in Louisville, KY and with twelve branches in five states - Kentucky, Indiana, Missouri, North Carolina and Tennessee (and currently expanding to South Carolina and Ohio). The entity was acquired from William Everslage and Jeffrey Houk (collectively, "Seller"). As part of the transaction, Mr. Everslage executed a five year employment agreement to serve as President of Collateral One and manage the entity; Mr. Houk is no longer associated with the business.

         The purchase price was $4,100,000, subject to reduction if certain financial benchmarks as outlined in the Asset Purchase Agreement ("Agreement") are not attained, and consists of $3,612,500 of cash and $487,500 of Company common stock, payable over a period of time as specified in the Agreement. The acquisition will be accounted for under the purchase method of accounting.

         The Company borrowed $1,500,000 from Crusader Bank, Philadelphia, PA, secured by the personal guarantees of several officers and directors of the Company and one outside investor to partially finance the Collateral One acquisition ($1,200,000) and for working capital needs ($300,000).


Item 7.     Financial Statements Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired

         Unaudited financial results of the acquired entity, Mortgage Concepts, Inc., were as follows:

                                                                          Twelve months ended December 31,
                                                                          1998                      1997
                                                                     --------------            --------------
         Revenues                                                      $3,989,011                $3,464,780
         Operating Expenses                                            $3,260,241                $2,105,870
                                                                       ----------                ----------
         Operating Income                                              $  728,770                $1,358,910

         Other Income                                                  $   19,613                $   15,333
                                                                       ------------              ------------

         Income before provision for income taxes                      $  748,383                $1,374,243

         Provision for income taxes                                         -0-                       -0-

         Net Income                                                    $  748,383                $1,374,243
                                                                       ===========               ==========

         Audited financial statements for 1997 and 1998 will be filed as soon as they become available to the company.

(b)      Pro Forma Financial Information

         Had this transaction occurred on January 1, 1997, unaudited pro forma operating results, based on the above unaudited financial statements, would have been as follows:

                                      Twelve months ended December 31,
                                         1998                   1997
                                         ----                   ----
         Net loss                    $(1,121,037)          $  (999,613)
                                      ==========            ==========

         Loss per share              $     (0.19)          $     (0.19)
                                      ==========            ==========

         The pro forma information presented above may be revised upon completion of audited financial statements for 1997 and 1998. These revisions will be filed as soon as the audited statements become available to the company.

         The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated at that time.


(c)      Exhibits

         2.1 Asset Purchase Agreement dated February 9, 1999 with Mortgage Concepts, Inc., William Everslage and Jeffrey Houk, as amended

         2.2      Loan Agreement dated February 5, 1999 with Crusader Bank



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST CHESAPEAKE FINANCIAL CORPORATION
                                 Registrant

                                 By: /s/ Mark Mendelson
                                    -----------------------------
                                      Mark Mendelson, Chairman,
                                      Chairman and Chief Executive Officer

                                 By: /s/ Richard N. Chakejian, Jr.
                                    -----------------------------------
                                      Richard N. Chakejian, Jr.
                                      Director and President

                                 By: /s/ Mark E. Glatz
                                    ---------------------------------
                                      Mark E. Glatz
                                      Director and Chief Financial Officer

Item 7.     Financial Statements Pro Forma Financial Information and Exhibits.

(d)      Exhibits

         2.1 Asset Purchase Agreement dated February 9, 1999 with Mortgage Concepts, Inc., William Everslage and Jeffrey Houk, as amended

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of January __, 1999 by and between MORTGAGE CONCEPTS, INC., a Kentucky corporation ("Seller"), WILLIAM P. EVERSLAGE, an individual resident of Louisville, Kentucky, ("Everslage"), JEFFREY D. HOUK, an individual resident of Louisville, Kentucky ("Houk") (collectively referred to herein as the "Shareholders"), COLLATERAL ONE MORTGAGE CORPORATION, a Virginia corporation (the "Purchaser") and FIRST CHESAPEAKE FINANCIAL CORPORATION, a Virginia corporation ("Financial").

                              W I T N E S S E T H:

         WHEREAS, Seller, directly or through related companies, is a corporation organized under the laws of the Commonwealth of Kentucky and is engaged in the business of retail real estate financing in the states of Kentucky, Indiana, North Carolina, Tennessee and Missouri (collectively referred to herein as the "Licensed States") (the activities of Seller in the Licensed States being the "Business");

         WHEREAS, Seller has agreed to sell to Purchaser substantially all of the assets that constitute the Business as presently operated by Seller;

         WHEREAS, in connection with, and as additional consideration for, the purchase and sale of Seller's assets, each of Seller and Houk has agreed not to compete with Purchaser and Financial in certain respects for a period of three
(3) years following the consummation of the transactions contemplated herein and Everslage has agreed not to compete with Purchaser and Financial in certain respects for a period of five (5) years following the consummation of the transactions contemplated herein;

         WHEREAS, in connection with the purchase and sale of Seller's assets, Everslage has agreed to enter into an employment agreement with Purchaser;

         WHEREAS, Financial has agreed to be a party to, and to guarantee certain obligations of, Purchaser as provided in this Agreement; and

         WHEREAS, Seller, Everslage, Houk, Purchaser and Financial desire to set forth their agreements in an integrated document.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                ARTICLE I -- TRANSACTIONS AND RELATED AGREEMENTS

         1.1      SALE AND PURCHASE OF ASSETS.

                  (a) Purchased Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Article III below), Seller shall sell, transfer, assign and convey to Purchaser, and

Purchaser shall purchase from Seller, for the Purchase Price (as defined in Article II below), all of the tangible and intangible assets used, or held for use, by Seller and/or the Shareholders, in connection with the Business, including, by way of illustration but not limitation, all of the following as of the Closing Date which shall collectively constitute the "Purchased Assets":

                           (1) furniture, fixtures, equipment, vehicles,
machinery, materials or supplies, and other tangible personal property (the "Equipment");

                           (2) claims, prepaid expenses, causes of action,
choses in action and other remedies for breach or damage, and any equivalents;

                           (3) work in progress in whatever stage or form;

                           (4) accounts and notes receivable;

                           (5) cash on hand or on deposit, cash equivalents,
bank accounts, trust or similar accounts owned or maintained by or on behalf of Seller, which sum shall be mutually determined by the parties three (3) days prior to the Closing Date; Seller shall provide Purchaser with a schedule of cash, current assets and current liabilities of the Business five (5) days prior to the Closing Date;

                           (6) customer, employee, independent contractor,
vendor and supplier lists, records, files, computer data and other information, regardless of the form or medium in which maintained;

                           (7) to the extent assignable, and as more
specifically set forth in Section 1.2 hereof, all contracts, agreements, insurance policies and other instruments that are beneficial, in the sole opinion of Purchaser, to the Business, including, without limitation, any warehouse lines of credit and loan purchase agreements;

                           (8) to the extent assignable, all federal, state and
local licenses, permits, approvals and authorizations granted to Seller or any other party, including the Shareholders, for the benefit of Seller or for the operation of the Business;

                           (9) to the extent assignable, all trademarks, service
marks, trading names (and any extensions, abbreviations or modifications of such names), copyrights, patents and other intellectual properties and trade secrets of Seller, including, but not limited to, the exclusive right to use the names "Mortgage Concepts" and "Collateral One" and Seller's rights, if any, to all derivations and permutations thereof (the "Trade Name");

                           (10) to the extent assignable, the yellow page
listings, telephone numbers, and facsimile numbers for the Business;

                           (11) to the extent assignable, all warranties
associated with any of the foregoing; and

                           (12) all goodwill, if any, associated with Seller or
the Business.

                  (b) Excluded Assets. Anything contained in section 1.1(a) hereof to the contrary notwithstanding, there are expressly excluded from the Purchased Assets the following (collectively the "Excluded Assets"):

                           (1) Seller's corporate minute book, stock transfer
book, corporate seal and corporate records relating solely to Seller's incorporation;

                           (2) the Purchase Price;

                           (3) the automobiles described on Schedule 1.1(b)(3);
and

                           (4) such other assets of Seller identified by
Purchaser in writing prior to the Closing Date.

                  (c) Good Title, Freedom from Encumbrances and Exclusive Possession. On the Closing Date, Seller shall deliver to Purchaser: (1) good and marketable title to all of the Purchased Assets, free and clear of all liens, security interests, option agreements, and encumbrances of any kind or nature whatsoever; and (2) exclusive possession of the Purchased Assets, in good working order and condition, except for ordinary wear and tear.

                  (d) Execution and Delivery of Sale Documents. To evidence Seller's sale and assignment of the Purchased Assets hereunder, Seller and Shareholders shall, at Closing, execute and deliver to Purchaser, (1) a Bill of Sale in the form of EXHIBIT A hereto, (2) an Assignment of Intellectual Property in the form of EXHIBIT B hereto, (3) the closing documents described or referenced in section 3.2 hereof and (4) such other documents and instruments as Purchaser may reasonably request in writing prior to the Closing Date.

                  (e) Tennessee Purchased Assets. The parties acknowledge and agree that the Purchased Assets relating to the operation of the Business in the State of Tennessee are held by Collateral One of Tennessee, L.P., a Tennessee limited partnership. At Closing, Seller and Shareholders will cause the Purchased Assets held by Collateral One of Tennessee, L.P. to be transferred to Purchaser or an entity formed by Purchaser or Financial for the purposes of operating the Business in Tennessee provided that such entity be under the common control of Purchaser and/or Financial.

         1.2 ASSIGNMENT AND ASSUMPTION OF ASSIGNED CONTRACTS. At Closing, Purchaser may, in its sole and absolute discretion, elect to assume, and, in such case, Seller shall assign to Purchaser, all Seller's rights, title, interest and obligations under certain contracts and agreements to which Seller or any other party, including the Shareholders, is a party and which relate to the Business, which contracts shall be identified by Purchaser prior to the Closing Date (the "Assigned Contracts"). At Closing, Purchaser and Seller shall execute and deliver to each other an Assignment and Assumption Agreement in the form of EXHIBIT C (the "Assignment and Assumption Agreement").

         1.3 BULK TRANSFER LAWS. Purchaser hereby waives any required compliance with the provisions of the bulk transfer laws of the Uniform Commercial Code as adopted by the Licensed States. As additional consideration for waiving such compliance, the Seller and the Shareholders, jointly and severally, shall indemnify the Purchaser with respect to any damages or liabilities resulting from the failure of the parties to comply with bulk transfer laws in accordance with Article VII hereof.

         1.4 NON-COMPETITION AGREEMENT. At Closing (a) Seller shall execute and deliver to Purchaser and Financial a Non-Competition Agreement, dated as of the Closing Date in the form of EXHIBIT D-1; (b) Houk shall execute and deliver to Purchaser and Financial a Non-Competition Agreement, dated as of the Closing Date in the form of EXHIBIT D-2; and (c) Everslage shall execute and deliver to Purchaser and Financial a Non-Competition Agreement, dated as of the Closing Date, in the form of EXHIBIT D-2 attached hereto (collectively, Exhibits D-1 and D-2 shall be referred to as the "Non-Competition Agreements").

         1.5 EMPLOYMENT AGREEMENTS WITH KEY EMPLOYEES. At Closing, Everslage shall enter into an employment contract with Purchaser in the form of EXHIBIT E-1 attached hereto.

         1.6 LIABILITIES. Purchaser shall not assume, and shall have no responsibility for, any of the liabilities of Seller, or any of the Shareholders, except for the obligations arising under the Assigned Contracts, if any, effective after the date of Closing.

         1.7 CHANGE OF NAME. To enable Purchaser to use and have the benefit of the name "Mortgage Concepts", Seller will on the Closing Date file Articles of Amendment with the Kentucky Secretary of State and the appropriate office of each state in which Seller has qualified to transact business to change its name to one distinguishable from "Mortgage Concepts." To enable Purchaser to use and have the benefit of the name "Collateral One" Seller will on the Closing Date file a Certificate of Cancellation of Assumed Name with the Kentucky Secretary of State and the appropriate office of each state in which Seller is qualified to transact business to abandon this assumed name. After Closing, Seller and Shareholders will cooperate with Purchaser in Purchaser's efforts to assume and trade under the names "Mortgage Concepts" and "Collateral One" or any derivation or permutation thereof.

                          ARTICLE II -- PURCHASE PRICE

         2.1 PURCHASE PRICE. Subject to the adjustment set forth in section 2.2 below, the aggregate purchase price for the Purchased Assets and the Non-Competition Agreements shall be equal to Four Million One Hundred Thousand Dollars ($4,100,000.00) (the "Purchase Price"). The Purchase Price, as adjusted, shall be payable to Seller as follows:

                  (a) at Closing, Purchaser shall pay Seller the sum of One Million Two Hundred Thousand Dollars ($1,200,000.00) in cash, certified or cashier's check or by wire transfer of funds to an account designated by Seller, the form of payment being at the election of Seller which election shall be communicated to Purchaser not less than two (2) days prior to the Closing Date;

                  (b) on the date six calendar months following the Closing Date, Purchaser shall pay Seller the sum of Nine Hundred Fifty Thousand Dollars ($950,000.00) in cash or cashier's check or by wire transfer of funds to an account designated by Seller; and

                  (c) on or before the date one (1) calendar year following the Closing Date ("Anniversary Date"), Purchaser shall (1) pay Seller in cash, certified or cashier's check or by wire transfer the sum of One Million Four Hundred Twenty Five Thousand Dollars ($1,425,000.00), as adjusted pursuant to
Section 2.2 below, and (2) shall issue that number of unregistered shares of Financial common stock with a value of Five Hundred Twenty Five Thousand Dollars ($525,000.00) as determined by the posted closing price of Financial stock as listed on the NASDAQ Bulletin Board on the Closing Date ("Shares"), adjusted pursuant to section 2.2 below (collectively, the payments set forth in this section 2.1(c), the "Final Payment"). Purchaser, in its sole and absolute discretion, may defer payment of the Final Payment until March 31, 2000 so that the adjustment set forth in section 2.2(a), if any, may be calculated by its outside accounting firm. In the event that Purchaser defers payment of the Final Payment until after the Anniversary Date, interest shall accrue on the unpaid balance of the Final Payment (minus any adjustment pursuant to section 2.2(a)) at the rate of six percent (6 %) per annum from the Anniversary Date until paid.

                  (d) Purchaser's obligation under Section 2.1(b) shall be represented by a promissory note in the form of EXHIBIT 2.1(D).

                  (e) In the event the Employment Agreement is terminated by Purchaser otherwise than "for cause" (as defined in section 3 of the Employment Agreement) prior to the Anniversary Date, the payments described in subsections 2.1(b) and 2.1(c) above shall be immediately due and owing, without reference to
Section 2.2, which shall be null and void and without legal effect. Notwithstanding anything above to the contrary, the provisions of this section 2.1(e) shall not be applicable if Everslage resigns or otherwise terminates his employment with Purchaser.

         2.2      ADJUSTMENT TO PURCHASE PRICE.

                  (a) In the event that the Anniversary Date Net Operating Profit (as defined below) is less than One Million Twenty Five Thousand Dollars ($1,025,000.00) the parties agree that the Final Payment shall equal to the amount determined pursuant to the following formula:

   (Anniversary Date Net Operating Profit multiplied by 4) minus ($2,150,000)

For purposes of this section 2.2, "Anniversary Date Net Operating Profit" shall mean the net operating profit of Purchaser, as calculated on a cumulative basis, for the period beginning on the Closing Date and ending on the Anniversary Date computed in accordance with generally accepted accounting principles, consistently applied, as determined by Purchaser's outside accounting firm. Any net operating profit earned during the Escrow Period as set forth under section 3.5(d) shall be included in the calculation of the Anniversary Date Net Operating Profit. In the event that the Anniversary Date Net Operating Profit is less than or equal to Five Hundred Thirty Seven Thousand Five Hundred Dollars ($537,500), the Final Payment shall equal $0.

                  (b) In the event that there is a reduction in the Final

Payment pursuant to the above formula, Purchaser, in its sole discretion, shall elect whether the reduction shall first be made against the payment set forth in section 2.1(c)(1) or against the payment set forth in section 2.1(c)(2).

         2.3      ADVANCE PAYMENTS.

                  (a) Purchaser shall pay to Seller, during the period beginning on the Closing Date and ending on the date twelve (12) calendar months following the Closing Date, an amount equal to fifteen percent (15%) of the net operating profits of Purchaser, calculated on a monthly basis. All payments made pursuant to this section 2.3 shall be credited against the obligations of Purchaser under subsection 2.1(b), if for any of the six months immediately following the Closing Date, or subsection 2.1(c), if made for a month thereafter.

                  (b) Payments under section 2.3(a) shall be made thirty (30) days in arrears following the end of the month in question.

         2.4      SHARES.

                  (a) The Shares shall be legended and subject to transfer restrictions as provided in a Stock Restriction Agreement in the form of EXHIBIT 2.4(A) attached hereto (the "Stock Restriction Agreement") which shall be executed by Seller.

                  (b) In connection with the issuance of the Shares, Financial shall enter into a Registration Rights Agreement with Seller and/or the Shareholders in the form of EXHIBIT 2.4(B) attached hereto.

         2.5 ALLOCATION. Purchaser and Seller agree to the allocation of the Purchase Price, as adjusted, among the Purchased Assets and the Non-Competition Agreements in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, as set forth on SCHEDULE 2.5 hereto. Each party agrees that it will report the transaction in accordance with the foregoing allocation for all Federal and state income tax purposes and that it will not take any position inconsistent with such allocation.

         2.6      AUTONOMY OF EVERSLAGE.

                  (a) Purchaser agrees and acknowledges that it has employed Everslage to generally manage and utilize the Purchased Assets with the objective of both profits to Purchaser and the payment to Seller of the full consideration described in subsection 2.1(c) without application of the adjustment provisions of section 2.2. Purchaser further agrees and acknowledges that failure to afford Everslage freedom and autonomy in the routine day to day performance of his duties and obligations will have a negative impact upon his ability to manage the Business so as to minimize or entirely avoid any adjustment to the consideration described in subsection 2.2. Therefore, Purchaser and Everslage agree that Everslage shall have freedom and autonomy in the routine day to day operations of the business including, without limitation, the utilization of mortgage and loan products not offered by Financial or related entities; provided that for any such mortgage or loan products not offered by Financial, Financial shall approve all warehouse credit facilities and Purchaser shall utilize quality control procedures designated by Financial, including, without limitation, the recordation, management, and administration of such loans in accordance with Purchaser's normal operating procedures. Notwithstanding anything in this section 2.6 to the contrary, Purchaser and Everslage agree that Everslage shall not be entitled to make the decisions as reflected on the attached SCHEDULE 2.6(A) absent approval of Purchaser's Board of Directors.

                  (b) To the extent that Everslage shall be denied the level of freedom and autonomy to manage the Business on a day to day basis as described above, the Seller's and Shareholders' sole remedy shall be an appropriate adjustment of the performance measures described in section 2.2.

                  (c) Purchaser and Everslage agree that the overhead of Financial and any debt of Purchaser not attributable to the operation of the Business by Purchaser shall not be allocated to Purchaser for the purpose of calculating Anniversary Date Net Operating Profit as defined in section 2.2(a).

Overhead of Financial and debt as described above may be allocated, in the sole discretion of Financial and Purchaser, to Purchaser for any other purpose including, without limitation, the preparation of audited financial statements. In the event that Purchaser sells a substantial portion of the Purchased Assets not in the ordinary course of business without the approval of Everslage, the parties agree that an appropriate adjustment of the performance measures shall be made.

                  (d) In the event that the net operating profit of the Purchaser, computed in accordance with generally accepted accounting principals, consistently applied, as determined by the Purchaser's outside accounting firm,
(i) for any two calendar quarters is less than the applicable quarterly Required Net Operating Profit (as defined below), or (ii) for any one quarter is less than the product of the applicable quarterly Required Net Operating Profit (as defined below) and ninety percent (90%), Purchaser and Everslage agree that the freedom and autonomy provided to Everslage under this section 2.6 shall terminate and Financial shall be entitled to operate the day to day business of Purchaser in its sole and absolute discretion. During the period January 1, 1999 through December 31, 1999, the Required Net Operating Profit for any quarter shall equal the amount expressed in the table below:

         Quarter                               Required Net Operating Profit
         First Quarter 1999                    $300,000
         Second Quarter 1999                   $315,000
         Third Quarter 1999                    $330,000
         Fourth Quarter 1999                   $345,000

                  For any particular quarter subsequent to December 31, 1999, Everslage and Purchaser shall mutually determine the Required Net Operating Profit; provided that in no event shall the Required Net Operating Profit for any quarter subsequent to December 31, 1999 be less than $345,000.

                  (e) Financial shall cause Everslage to be elected as a Director of Purchaser.

         2.7      UNWIND.

                  (a) In the event that Purchaser shall default on its obligations under subsections 2.1(b) or 2.1(c), which default is not cured within thirty (30) days after Purchaser and Financial receive written notice thereof, all right, title and interest in Purchaser, as well as all property of Purchaser, shall be transferred and conveyed to Seller.

                  (b) In order to secure the rights of Seller under section 2.7(a), Seller is hereby granted a first priority security interest in all issued and outstanding shares of stock of Purchaser. This security interest shall expire upon the performance by Purchaser of its obligations under subsections 2.1(b) and 2.1(c) hereof, and all documents necessary to release the security interest shall be delivered by Seller to Purchaser promptly following Purchaser's performance thereof.

         2.8 GUARANTEE BY FINANCIAL. As a material inducement to Seller and Shareholders to enter into this Agreement, Financial does hereby agree to guarantee the obligations of Purchaser under this Agreement and to be jointly and severally liable for the performance thereof.

                              ARTICLE III - CLOSING

         3.1 TIME AND PLACE. The closing shall take place at such time and place as mutually agreed by the parties ("Closing") and shall be effective as of the close of business on the day before Closing (the "Closing Date").

         3.2 DELIVERIES OF SELLER. At Closing, Seller shall deliver the following to Purchaser:

                  (a) a Bill of Sale substantially in the form of EXHIBIT A;

                  (b) an assignment of all trademarks, service marks, tradenames, patents and other intellectual property and trade secrets, if any, of Seller and/or Shareholders substantially in the form of EXHIBIT B (the "Assignment of Intellectual Property");

                  (c) the Closing Certificate described in Section 9.3;

                  (d) an opinion of Seller's counsel satisfactory to Purchaser.

                  (e) attested copies of resolutions of Seller's Shareholders and Seller's Board of Directors approving this Agreement and the transactions contemplated hereby;

                  (f) a Certificate of Good Standing for Seller issued by the Secretary of State of Kentucky;

                  (g) a Non-Competition Agreement executed by Seller in the form of EXHIBIT D-1;

                  (h) a Non-Competition Agreement for each of the Shareholders executed by each of the Shareholders in the form of EXHIBIT D-2 attached hereto;

                  (i) an Employment Agreement executed by Everslage in the form of EXHIBIT E-1;

                  (j) the Assignment and Assumption Agreement in the form of EXHIBIT C;

                  (k) customer, employee and supplier lists, records, files, and other information relating to the Business, regardless of the form or medium in which maintained;

                  (l) a Stock Restriction Agreement in the form of EXHIBIT
2.4(A);

                  (m) a Subscription Agreement in the form of EXHIBIT 3.2(M);

                  (n) such other documents as may be reasonably requested by Purchaser to effect the transactions described herein.

         3.3 DELIVERIES OF PURCHASER. At the Closing, Purchaser shall deliver the following to Seller:

                  (a) cash or its equivalent as provided in section 2.1(a);

                  (b) the Closing Certificate described in section 8.2;

                  (c) the written consent of Purchaser's President or other authorized officer approving this Agreement and the transactions contemplated hereby;

                  (d) an opinion of Purchaser's counsel satisfactory to Seller;

                  (e) a Certificate of Fact for Purchaser issued by the Virginia State CorporationCommission;

                  (f) attested copies of resolutions of the Board of Directors of Financial approving this Agreement and the transactions contemplated hereby;

                  (g) an Assignment and Assumption Agreement in the form of EXHIBIT C;

                  (h) a Promissory Note executed by Purchaser and guaranteed by Financial in the form of EXHIBIT 2.1(D);

                  (i) certificates, licenses or other written evidence from the states of Kentucky, Tennessee and Missouri evidencing that Purchaser has obtained a mortgage brokerage license or is otherwise qualified to carry on the activities of the Business; and

                  (j) such other documents as may be reasonably requested by Seller to effect the transactions described herein.

         3.4 DELIVERIES OF FINANCIAL. At the Closing, Financial shall deliver the following to Seller:

                  (a) a Registration Rights Agreement executed by Financial in the form of EXHIBIT 2.4(B);

                  (b) an opinion of Financial's counsel satisfactory to Seller; and

                  (c) certificates representing all issued and outstanding shares of stock of Purchaser with such other documents as may be reasonable and necessary to perfect Seller's first priority security interest therein.

         3.5 ESCROW. In the event Purchaser is not able to deliver at Closing the mortgage lending licenses required for Purchaser to operate the Business in the states of North Carolina, Kentucky, Tennessee and Missouri (the "Required Licenses"), the parties shall close this Agreement as follows:

                  (a) At Closing, Seller and Purchaser shall place all documents called for in this Agreement, each executed and otherwise completed, in escrow with Hirschler, Fleischer, Weinberg, Cox & Allen ("Escrow Agent") and shall deliver to each other photocopies of all documents placed in escrow marked "photocopy".

                  (b) At Closing, Seller shall transfer and convey to Purchaser all assets associated with the operation of the Business in North Carolina and Indiana.

                  (c) At Closing, Purchaser will pay to Seller cash or its equivalent in the amount of Two Hundred Thousand Dollars ($200,000.00), such amount representing the portion of the payment set forth in section 2.1(a) allocable to the operation of the Business in Indiana (where Purchaser is not required to obtain licenses prior to Closing). At Closing, Purchaser will deposit into escrow the remaining amount of the payment set forth in section 2.1(a), equaling One Million Dollars ($1,000,000.00), with the Escrow Agent who shall deposit all funds with a bank or other financial institution mutually acceptable to Purchaser and Seller.

                  (d) During the period after the Closing Date but prior to the break of escrow ("Escrow Period"), Seller shall continue to operate the Business, including the portion of the Business acquired by Purchaser under section 3.5(b), in accordance with customary and prudent business practices and shall deposit all operating revenue, after payment of expenses consistent with the past practices of Seller, into escrow with the Escrow Agent who shall deposit all funds with a bank or other financial institution mutually acceptable to Purchaser and Seller.

                  (e) Once Purchaser, or an entity controlled by Purchaser and/or Financial, has obtained the Required Licenses, the escrow shall be broken, the funds held in escrow pursuant to section 3.5(c) shall be paid to Seller, the funds held in escrow pursuant to section 3.5(d) shall be paid to Purchaser, and the documents held in escrow shall be released. The parties agree that, in the event escrow is broken pursuant to this section 3.5(e), the revenues and expenses of the Business during the Escrow Period shall be utilized for determining the Anniversary Date Net Operating Profit and the Actual Calendar Quarter Net Operating Profit for the purposes of this Agreement and Everslage's Employment Agreement.

                  (f) If Purchaser, or an entity controlled by Purchaser and/or Financial, is unable, within sixty (60) days after the Closing Date, to obtain the Required Licenses or is unable to provide evidence that it is otherwise qualified to carry on the activities of the Business:

                      (1) all executed documents shall be returned to their respective originating party;

                      (2)      Seller shall return the payment set forth in
section 3.5(c) to Purchaser;

                      (3)      the funds held in escrow pursuant to section 3.5
(c) shall be returned to Purchaser;

                      (4)      the funds held in escrow pursuant to section 3.5
(d) shall be paid to Seller;

                      (5) Purchaser shall transfer and convey to Seller all assets associated with the operation of the Business in Indiana; and

                      (6) All other obligations of the parties, except those set forth in this section 3.5 and section 6.1, shall be null and void.

         3.6 SIMULTANEOUS ACTIONS. All actions to be taken and all document to be executed and delivered by the parties at the Closing will be deemed to have been taken and executed simultaneously and no actions will be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                  ARTICLE IV -- REPRESENTATIONS AND WARRANTIES

         4.1 SURVIVAL. The representations and warranties set forth in this
Article IV and in any agreement or instrument executed in connection herewith shall become effective upon the execution of this Agreement and shall survive for a period of three (3) years following Closing.

         4.2 BY SELLER AND THE SHAREHOLDERS. Seller and the Shareholders jointly and severally represent and warrant each of the following to Purchaser and
Financial:

                  (a) Organization Good Standing and Authority of Seller. Seller is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky with the requisite power and authority to execute, and satisfy all of its obligations under, this Agreement and all other agreements and instruments executed by it in connection herewith. This Agreement and the transactions contemplated hereby have been duly authorized and approved by the Board of Directors and the Shareholders of Seller and no other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated.

                  (b) Authority of Shareholders. Each of the Shareholders, in his individual capacity, has the power and authority to enter into, and satisfy all of his respective obligations under this Agreement, the Non-Competition Agreements, the Employment Agreement and all other agreements and instruments executed by him in connection herewith.

                  (c) Ownership of, and Title to, the Purchased Assets. Seller and Shareholders own, and have good and marketable title to, and have the unqualified right to transfer, all of the Purchased Assets. Upon Closing, the Purchased Assets shall be sold and conveyed to Purchaser free and clear of all liens, security interests, pledges, conditional sales agreements, leases, charges and encumbrances of any kind or nature. All of the Purchased Assets are in good operational condition, reasonable wear and tear excepted. However, no representation or warranty is given with respect to whether any computer systems are "Year 2000 compliant."

                  (d) Operation of the Business. Except as described on SCHEDULE 4.2(D), since January 1, 1998, Seller has not:

                      (1) paid any bonuses, granted any increases in salaries or compensation for services greater than $7,500.00;

                      (2)      declared or paid any dividends;

                      (3) incurred any indebtedness outside the ordinary course of business;

                      (4) loaned any funds, extended any credit, or granted any discounts to any person or entity, except in the ordinary course of business;

                      (5) withdrawn any funds from any bank, trust or investment account, excluding any funds required by Seller to conduct operations in the ordinary course of business and excluding funds to meet obligations or payments described on Schedule 4.2(d);

                      (6) made any payments to any of the Shareholders of Seller exclusive of any payments made on account of any regular base compensation due and payable in the ordinary course of business and excluding funds to meet obligations or payments described on Schedule 4.2(d);

                      (7) sold, assigned, leased or transferred any of its assets, except in the ordinary course of its business;

                      (8) permitted any of its shares of stock to be sold, redeemed or transferred;

                      (9) permitted any of its assets to become subject to any lien, security interest or other encumbrance of any kind or nature except in the ordinary course of business;

                      (10) issued additional shares of stock or participated in any merger or plan of share exchange;

                      (11) modified or terminated any contract, instrument, license or permit relating to the Business, or its customers or creditors except in the ordinary course of business;

                      (12) terminated any of its employees or independent contractors;

                      (13) hired any new employees or independent contractors with base annual compensation in excess of $40,000.00; or

                      (14) had any loans rejected by any lenders or investors.

                  (e) Financial Information. Seller has provided Purchaser and Financial with accountant compiled financial statements for the period ending December 31, 1997 and unaudited financial statements for the period ending November 30, 1998 (collectively the "Financial Statements"). The Financial Statements, attached as Exhibit 4.2(e), were not prepared in accordance with generally accepted accounting principals. The Financial Statements are true and accurate and complete in all material respects, contain no misstatements or omissions of material fact required to be stated therein or necessary to make, as of the dates thereof, the statements therein not misleading, and fairly present in all material respects the consolidated assets, liabilities and financial position of Seller.

                  (f) Taxes. Seller has filed, on or before the required dates (including the applicable dates for any authorized extensions), all federal, state and local tax returns and reports and has paid all taxes, assessments, deficiencies, penalties and interest required to be paid in connection with such returns and reports. All federal and state withholding taxes payable in connection with Seller's operation of the Business and all state and local personal property and ad valorem taxes due relating to the Purchased Assets have been paid and the Purchased Assets are not subject to any tax liens. All federal, state and local taxes required to be paid by or on behalf of Seller at or prior to the Closing Date have been or will be paid when due (including extensions) except as reasonably disputed or contested by Seller.

                  (g) Trademarks, Licenses, Patents, Etc. SCHEDULE 4.2(G) contains a complete listing of all trademarks, service marks, trade names and licenses used by Seller in connection with the Business and all license, coexistence and other agreements relating thereto. Seller owns or possess the right to use all the trademarks, service marks and trade names, copyrights and patents listed on SCHEDULE 4.2(G) and such trademarks, service marks and trade names, copyrights and patents used by Seller for the conduct of the Business as now conducted and as proposed to be conducted. Seller's use of the intellectual property listed on SCHEDULE 4.2(G) is not known to create a material conflict with the rights of others and Seller has not received any notice of any claimed conflict with respect to any of the foregoing.

                  (h) Absence of Undisclosed Liabilities. There are no material undisclosed liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, relating to the assets or operation of the Business which constitute or may give rise to a lien or encumbrance on any of the Purchased Assets or which otherwise may have a materially adverse effect on any of the Purchased Assets.

                  (i) Adverse Litigation. There are no claims, actions, suits, proceedings or investigations involving Seller or the Shareholders, the Purchased Assets or the Business which has been filed and served or which (to the best knowledge of Seller or the Shareholders) has been threatened or is pending before any court, administrative agency or panel of arbitration, whether federal, state or local, and which could have an adverse affect upon the Purchased Assets or the Business, or which could prohibit or delay performance of this Agreement, the Non-Competition Agreements, the Assignment of Intellectual Property, the Assignment and Assumption Agreement, or any of the transactions contemplated in this Agreement or in any agreement executed in connection herewith.

                  (j) Absence of Violations. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute or result in, whether at present or with the giving of notice and/or the passage of time, a material violation, breach or default under:

                      (1) any agreement, contract, covenant, lease, mortgage, or other instrument to which Seller is or the Shareholders are a party or by which it or he is, or the Purchased Assets are, bound;

                      (2) any constitution, statute or regulation to which Seller is or the Shareholders or the Purchased Assets are subject;

                      (3) any judgment, order, decree or other requirement of law by which Seller is or the Shareholders or the Purchased Assets are bound; or

                      (4) Seller's Articles of Incorporation or Bylaws.

                  (k) Approval and Filing. Except as described on SCHEDULE 4.2(K), neither Seller nor the Shareholders are under any obligation to obtain any approval, authorization or consent from, or to make any registration or filing with, any federal, state or local government agency or authority in connection with this Agreement, the transactions contemplated herein, the Non-Competition Agreements, the Assignment of Intellectual Property, the Assignment and Assumption Agreement, or the Purchased Assets.

                  (l) No Adverse Change. Within the twelve (12) month period prior to the Closing Date, except in the ordinary course of business of Seller, consistent with its prior business practices, there has not been:

                      (1) any change in the properties, assets, liabilities, business or prospects of the Business, reasonable wear and tear to the Purchased Assets, excepted;

                      (2) any damage, destruction or loss (whether or not covered by insurance) to the properties, assets or business of Seller, reasonable wear and tear to the Purchased Assets excepted;

                      (3) any change in the accounting methods or practices followed by Seller or any change in inventory valuation policies or methods theretofore used and adopted;

                      (4) any sale, lease, abandonment or other disposition by Seller, other than in the ordinary course of business, of any interest in machinery, equipment or other property used by Seller in connection with the operation of its business, or any sale, assignment, transfer, license or other disposition by Seller of any trademark, service mark, trade name, brand name, invention, process, know-how, formula, trade secret or interest thereunder used by Seller in connection with the operation of the Business;

                      (5) except as set forth on SCHEDULE 4.2(L)(5), loss of any of Seller's employees;

                      (6) any material labor dispute or organizational effort relating to Seller;

                      (7) any other occurrence, event or condition that materially and adversely affects the properties, assets and business prospects of Seller.

                  (m) Compliance with Applicable Laws. Seller has been and is currently in material compliance with all federal, state and local laws, statutes, ordinances, regulations and orders of all governmental entities, domestic or foreign (collectively, "Laws"). Seller:

                           (1)      has all permits,  certificates,  licenses,
approvals and other authorizations (collectively, "Permits") required in connection with the operation of the Business;

                           (2)      has not been in and has no knowledge of any
violation of any Permit  applicable to it or to the operation of the Business;

                           (3)      has no knowledge of any proceeding,  pending
or threatened, to revoke any of the Permits or that Seller is in violation of any Laws,

                           (4)      has  no  knowledge  of  any  events,
conditions,   circumstances,  activities, practices, incidents, actions or plans which may (A) interfere with or prevent current or future compliance with any Laws or (B) give rise to any common law or legal liability of Seller or otherwise form the basis of any claim, action, demand, suit or proceeding; and

                           (5)      has  received  no notice of civil,  criminal
or administrative action, suit, demand, claim, hearing or demand letter, notice of violation, investigation or proceeding pending or threatened against Seller.

                           Attached  hereto as SCHEDULE  4.2(M) is a list of all
the  required  permits and licenses held by Seller.

                  (n) Qualification. Seller is qualified to do business in every jurisdiction where such qualification is necessary to conduct the Business as it is presently being conducted.

                  (o) Contracts. All of the contracts and agreements to which Seller is a party and which relate to the operation of the Business, including all:

                           (1)      contracts for employment, if any;

                           (2)      license agreements or distributor
agreements;

                           (3)      material contracts in existence as of the
date hereof for the future purchase or sale of products, supplies, merchandise or equipment;

                           (4)      union contracts;

                           (5)      warehouse lines or other agreements with
investors and lenders; and

                           (6)      other material leases, contracts, agreements
or commitments to which Seller is a party and which affect the property and operations of the Business have been identified by Seller on SCHEDULE 4.2(O) attached hereto.

                  (p) No Default. All of the contracts, agreements and leases described in SCHEDULE 4.2(O) are in full force and effect and there are no defaults thereunder which presently exist and no facts exist, which with the giving of notice and/or the passage of time, would result in any such default, nor will the consummation of the transactions contemplated under this Agreement or any of the other agreements or instruments to be executed in connection herewith result in such a default.

                  (q) Brokers. Seller has employed a broker in connection with the transactions contemplated by this Agreement. The broker is entitled to a broker's fee or commission upon the closing of this Agreement which will be paid solely by Seller. At Closing, Seller shall provide Purchaser with a written release executed by Seller's broker releasing Purchaser and Financial from any claim by the broker for the commission due. In the event that such release is not provided at Closing, Seller hereby agrees to indemnify and hold Purchaser harmless from any claim by the broker for the commission due.

                  (r) Insurance. All insurance policies carried by Seller and covering the Purchased Assets shall be continued by Seller until the Closing Date.

                  (s) Employee Plans. Except as specifically set forth on
SCHEDULE 4.2(S) attached, Seller does not maintain any benefit, welfare, retirement or other plans for the employees of the Business, whether such plans constitute an "employee benefit plan" as defined by Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended, or not.

                  (t) Receipt and Approval of Disclosures. Seller and Shareholders have:

                           (1)      reviewed all of Financial's Securities and
Exchange Commission ("SEC") 10-K and 10-Q filings;

                           (2)      asked questions of, and received answers
from, the officers of Purchaser and Financial regarding the financial condition of Purchaser and Financial and any other matter deemed relevant by Seller or the Shareholders;

                           (3)      are aware that Financial has been out of
compliance with the required SEC filings and has suffered material financial losses in recent years;

                           (4)      conducted a complete due diligence
investigation of Purchaser and Financial and are satisfied in their sole and absolute discretion with the results thereof;

                           (5)      the Shareholders are "accredited investors"
as defined in SEC Regulation D; and

                           (6)      consulted with qualified business and tax
advisors regarding the transaction described herein.

         4.3 BY PURCHASER. Purchaser represents and warrants each of the following to Seller and the Shareholders:

                  (a) Organization, Good Standing and Authority of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Purchaser has the requisite authority to enter into, and to satisfy all of its obligations under, this Agreement and all other agreements and instruments executed in connection herewith.

                  (b) Adverse Litigation. There is no action, proceeding or investigation involving Purchaser which has been filed and served or which, to the best knowledge of Purchaser, has been threatened or is pending before any court, administrative agency or panel of arbitration, whether federal, state or local, and which could reasonably be expected to prohibit, delay or have a material adverse affect upon this Agreement, the Non-Competition Agreements, the Assignment and Assumption Agreement, or any of the transactions contemplated in this Agreement, or other agreements or instruments executed in connection with this Agreement.

                  (c) Absence of Violations. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute or result in, whether at present or with the giving of notice and/or the passage of time, a material violation, breach or default under:

                           (1)      any agreement, contract, covenant, lease,
mortgage, or other instrument to which Purchaser is a party or by which it is bound;

                           (2)      any constitution, statute or regulation to
which Purchaser is subject;

                           (3)      any judgment, order, decree or other
requirement of law by which Purchaser is bound; or

                           (4)      Purchaser's Articles of Incorporation or
Bylaws.

                  (d) Approval and Filing. Except as set forth on SCHEDULE 4.3(D), purchaser is under no obligation to obtain any approval, authorization or consent from, or to make any registration or filing with, any federal, state or local government agency or authority in connection with this Agreement or the transactions contemplated herein.

                  (e) Absence of Brokers. Neither Purchaser nor any of its shareholders, officers, directors or agents, has employed or retained in connection with the transactions contemplated by this Agreement, any broker, finder or similar intermediary who is entitled to a broker's or finder's fee or commission upon the execution of this Agreement or upon completion of the transactions contemplated herein.

         4.4 BY FINANCIAL. Financial represents and warrants each of the following to Seller and the Shareholders:

                  (a) Organization, Good Standing and Authority of Financial. Financial is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Virginia. Financial has the requisite authority to enter into, and to satisfy all of its obligations under, this Agreement and all other agreements and instruments executed in connection herewith.

                  (b) Adverse Litigation. There is no action, proceeding or investigation involving Financial which has been filed and served or which, to the best knowledge of Financial, has been threatened or is pending before any court, administrative agency or panel or arbitration, whether federal, state or local, and which could reasonably be expected to prohibit, delay or have a material adverse affect upon this Agreement, the Non-Competition Agreements, the Assignment and Assumption Agreement, or any of the transactions contemplated in this Agreement, or other agreements or instruments executed in connection with this Agreement.

                  (c) Absence of Violations. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute or result in, whether at present or with the giving of notice and/or the passage of time, a material violation, breach or default under:

                           (1)      any agreement, contract, covenant, lease,
mortgage, or other instrument to which Financial is a party or by which it is bound;

                           (2)      any constitution, statute or regulation to
which Financial is subject;

                           (3)      any judgment, order, decree or other
requirement of law by which Financial is bound; or

                           (4) Financial's Articles of Incorporation or Bylaws.

                  (d) Approval and Filing. Financial is under no obligation to obtain any approval, authorization or consent from, or to make any registration or filing with, any federal state or local governmental agency or authority in connection with this Agreement or the transactions contemplated herein.

                  (e) Brokers. Neither Financial nor any of its shareholders, officers, directors or agents, has employed or retained in connection with the transactions contemplated by this Agreement, any broker, finder or similar intermediary who is entitled to a broker's or finder's fee or commission upon the execution of this Agreement or upon completion of the transactions contemplated herein.

                         ARTICLE V - COVENANTS OF SELLER

         5.1 COOPERATION. Seller shall use its best efforts to cause the sale contemplated by this Agreement to be consummated, and shall use its best efforts to obtain all consents and authorizations of third parties which may be necessary or reasonably required in order to effect the transactions contemplated hereby. Seller and the Shareholders shall fully cooperate with Purchaser, whether before or after Closing, to effect the transfer of, and to obtain any approvals necessary or desirable (in Purchaser's sole and absolute discretion) for Purchaser's intended or desired use of the Purchased Assets and any other contracts or agreements relating to the Business which Purchaser desires to assume at Closing upon request of Purchaser. Seller and Everslage agree to use their best efforts to cause the key employees of Seller identified by Purchaser to enter into employment agreements with Purchaser on the same terms and conditions as their employment by Seller it being agreed and acknowledged by Purchaser that Seller and Everslage lack any legal mechanism to compel a key employee to enter into and be bound by an employment agreement.

         5.2 DUE DILIGENCE INSPECTION. For a period commencing on the date of this Agreement until Closing (the "Inspection Period"), Seller shall permit Purchaser and its agents and representatives to inspect the Purchased Assets and Seller's books and records. Purchaser shall use its best efforts to conduct such inspection with minimal disruption of the Business. During the Inspection Period, Seller and the Shareholders shall grant, and shall cause others under its control to grant, to Purchaser and its respective employees, agents, insurers, representatives, lenders, investors, legal counsel and accountants, the right to take all of the following actions:

                  (a) have access to all properties, inventory and equipment of Seller;

                  (b) inspect and make copies of any and all documents and records of Seller, including, without limitation, all journals, ledgers, inventory, records, personnel records, contracts, licenses and all other records regardless of kind or character, as Purchaser shall from time to time request;

                  (c)      review or audit the books and records of Seller;

                  (d) conduct interviews with Seller's managers, employees, and contractors; and

                  (e) conduct such other due diligence investigations as may be deemed necessary or desirable by Purchaser or its counsel.

         All books, records and other documents subject to inspection pursuant to this Section 5.2 shall be made available to Purchaser at Seller's place of business during the Inspection Period.

         5.3      OPERATION OF BUSINESS.

                  (a) Affirmative Covenants. Until the Closing Date and, if this Agreement is closed pursuant to section 3.5 hereof, during the Escrow Period, Seller shall:

                           (i)      manage and conduct its operation of the
Business only in the ordinary course of business;

                           (ii)     preserve its goodwill and maintain intact
its good relations with customers, creditors, suppliers and employees; and

                           (iii)    at the sole expense of Seller, take each of
the following actions: (A)maintain the Purchased Assets in good condition and working order, and perform all necessary repairs and maintenance; and (B) take all actions necessary to protect the Purchased Assets against damage, destruction, fire, theft and other casualty.

                  (b) Negative Covenants. From the date hereof until the Closing Date and, if this Agreement is closed pursuant to section 3.5 hereof, during the Escrow Period, Seller shall not without the prior written approval of Purchaser, cause or permit:

                           (i)      the Purchased Assets to be sold, conveyed or
leased, other than sales of inventory in the ordinary course of business;

                           (ii)     any of its shares of stock to be sold,
redeemed or transferred;

                           (iii)    any of the Purchased Assets or any of its
shares of stock to become subject to any lien, security interest, option agreement, sale agreement, lease or other encumbrance of any kind or nature;

                           (iv)     the issuance of any additional shares of
stock or the participation in any merger or plan of share exchange;

                           (v)      other than in the normal course of operation
of the Business, the modification, termination, revocation, suspension, withdrawal, or failure to renew any agreement, contract, insurance policy, lease, license, permit or other instrument used in connection with the operation of the Business, to which Seller is a party;

                           (vi)     the termination of any of its employees,
except for cause;

                           (vii)    the hiring of additional employees, other
than at-will, non-managerial employees, or any increase of the salaries or benefits for, or the payment of bonuses to, the employees or managers of Seller, except for increases in salaries or payment of bonuses occurring in the ordinary course of business consistent with customary past practices; or

                           (viii)   any substantial change in the manner of
Seller's operation of the Business.

         5.4 CONTINUING DISCLOSURE OF SELLER. From the date of this Agreement until the Closing Date, Seller shall promptly notify Purchaser in writing of any event or occurrence that causes, or could be reasonably expected to cause, any representation, warranty, Schedule or Exhibit hereto to be untrue, inaccurate, incomplete, or materially misleading. Prior to the Closing Date, Seller shall provide Purchaser with current unaudited financial statements of the Business for the period ending November 30, 1998 which shall be true, accurate and complete as of the date thereof. Prior to the Closing Date, Seller shall provide Purchaser with financial reports which shall be true, accurate and complete as of the date thereof including the following: (a) schedule of incoming loans both for prequalification and underwriting submissions; (b) schedule of daily loans closed; (c) schedule of daily loans funded; and (d) schedule of loans in the warehouse facility.

         5.5 CONTINUING DISCLOSURE OF PURCHASER AND FINANCIAL. From the date of this Agreement until the Closing Date, Purchaser shall provide Seller and Shareholders with any SEC filings filed by Financial after the date of this Agreement as well as any financial statements of Financial prepared after the date of this Agreement. Seller and Shareholders shall be deemed to have approved the updated information unless Purchaser receives a written notice of objection from Seller or the Shareholders within five (5) days of Seller or Shareholder's receipt of the updated information.

         5.6 LICENSE OF SELLER. In the event that, because Purchaser does not have a license or permit required by any of the Licensed States, Purchaser is unable to conduct the Business in any of the Licensed States following the closing of this transaction into escrow in the same manner as the Business is presently conducted and in accordance with applicable law, Seller and Shareholders shall fully cooperate with Purchaser so that Purchaser may continue to operate the Business until such time as Purchaser obtains the necessary licenses or permits and is able to operate the business lawfully and as the Business is presently conducted. Seller and Shareholders shall not hold Purchaser or Financial responsible for any monetary losses incurred by Seller or Shareholders caused by Purchaser's failure to obtain any necessary licenses or permits provided that Purchaser has satisfied the covenants set forth in section 6.4.

                       ARTICLE VI - COVENANTS OF PURCHASER

         6.1 CONFIDENTIALITY; RETURN OF DOCUMENTS. Unless and until the transactions contemplated by this Agreement are consummated, Purchaser will keep in confidence all proprietary and financial information of Seller including information concerning its customers, supplier, manufacturing business and know-how, and will not, except to the extent required by law or to the extent any such information is otherwise publicly available or received from a third party not affiliated with Seller, without the prior written consent of Seller, reveal any such financial or proprietary information to any third party other than affiliates or representatives of Purchaser and potential lenders and other providers of funds each of whom shall agree to be bound by the same restrictions with respect to confidentiality imposed on Purchaser hereunder. If the transactions contemplated by this Agreement are not consummated, Purchaser will return to Seller, at Seller's request, all documents supplied to Purchaser by Seller pursuant to the provisions of this Agreement.

         6.2 ACCESS OF RECORDS. Following the Closing, Purchaser will upon request provide Seller, Houk and/or Everslage, its accountants and attorneys reasonable access during normal working hours, to the books and records of Seller which are to be transferred to Purchaser pursuant to section 1.1 hereof.

         6.3 PRESERVATION OF RECORDS. Purchaser acknowledges that certain federal and state statutes and regulations require the maintenance and preservation of certain records of the Business, which records are being transferred by Seller to Purchaser. Purchaser covenants to maintain and preserve all such records in accordance with such applicable statutes and regulations and to not destroy same without the prior written consent of Seller.

         6.4 LICENSES. Purchaser will use good faith, commercially reasonable efforts, following the Closing, to obtain any licenses or permits required by the Licensed States for the operation of the Business. Purchaser shall not hold Seller or Shareholders responsible for any monetary losses incurred by Purchaser caused by Purchaser's failure to obtain any necessary licenses or permits provided that Seller and Shareholders, as the case may be, have satisfied the covenants set forth in section 5.6.

                         ARTICLE VII -- INDEMNIFICATION

         7.1      INDEMNIFICATION OF PURCHASER.

                  (a) Each of Seller and the Shareholders jointly and severally shall indemnify, defend and hold harmless Purchaser, Financial and their present and future shareholders, officers, directors, employees, agents and representatives and their respective successors and assigns (the "Purchaser Group") from and against any and all claims, causes of action, suits, complaints, demands, liabilities, damages, losses, debts, costs and expenses (including but not limited to actual attorneys' fees and costs reasonably incurred in defending any such actions or to recover such losses) that are made against or sustained by any member of Purchaser Group ("Losses") and that arise, directly or indirectly, from:

                           (1)      any breach, default, or violation by Seller
and/or the Shareholders of a covenant, representation, agreement or warranty set forth in this Agreement or any other agreement or instrument executed by any of them in connection with this Agreement;

                           (2)      any material misrepresentation or omission
of fact by Seller or the Shareholders in this Agreement or any other agreement or instrument executed by any of them in connection with this Agreement; and/or

                           (3) Seller's operation of the Business prior to the
Closing Date.

                  (b) No claim, demand, suit or cause of action will brought against Seller or the Shareholders under or pursuant to section 7.1 with respect to an alleged breach of any representation or warranty unless Purchaser, at any time prior to the Survival Date, gives Seller or the Shareholders prompt written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action under this Agreement. Upon the giving of such written notice as aforesaid, Purchaser will have the right, in addition to all other remedies available to it, to commence legal proceedings within one year subsequent to the Survival Date to enforce its rights under this Agreement.

                  (c) Notwithstanding anything contained herein to the contrary, no claim, demand, suit or cause of action will be brought against Seller under section 7.1(a) with respect to matters relating to section 7.1(a) hereof unless and until the aggregate amount of the Losses exceeds $10,000, and in the event such aggregate Losses exceed $10,000, Seller will be liable and obligated thereafter for all such Losses (including the first dollar of such Losses).

         7.2      INDEMNIFICATION OF SELLER.

                  (a) Purchaser shall indemnify and hold harmless Seller, and its present and future shareholders, officers, directors, partners, employees, agents and representatives and their respective successors and assigns (the "Seller Group") from and against any and all claims, causes of action, suits, complaints, demands, liabilities, damages, losses, debts, costs and expenses (including but not limited to actual attorneys' fees and costs reasonably incurred in defending any such actions, or to recover such losses) that are made against or sustained by any member of Seller Group ("Losses") that arise, directly or indirectly, from:

                           (1)      any breach, default or violation by
Purchaser of a covenant, representation, agreement or warranty set forth in this Agreement or any other agreement or instrument executed in connection with this Agreement;

                           (2)      any material misrepresentation or omission
of fact by Purchaser in this Agreement or any other agreement or instrument executed in connection with this Agreement; or

                           (3)      the Purchaser's operation of the Business
after the actual transfer of all Purchased Assets if such Losses arise out of Purchaser's failure to obtain any mortgage brokerage or banking licenses required by any of the Licensed States.

                  (b) No claim, demand, suit or cause of action will be brought against Purchaser under or pursuant to section 7.2 with respect to an alleged breach of representation or warranty unless Seller at any time prior to the Survival Date, gives Purchaser prompt written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action under this Agreement. Upon the giving of any such written notice as aforesaid, Seller and Shareholders will have the right, in addition to all other remedies available to it, to commence legal proceedings within one year subsequent to the Survival Date to enforce its rights under this Agreement.

                  (c) Notwithstanding anything contained herein to the contrary, no claim, demand, suit or cause of action will be brought against Purchaser under section 7.2(a) with respect to matters relating to section 7.2(a) unless and until the aggregate amount of the Losses suffered by Seller exceeds $10,000, and in the event such aggregate Losses exceeds $10,000 Purchaser will be liable and obligated thereafter for all such Losses (including the first dollar of Losses).

         7.3 THIRD PARTY CLAIMS. With respect to claims resulting from assertion of liability by third parties, the obligations and liabilities of the party responsible for indemnification (the "Indemnifying Party") hereunder with respect to indemnification claims by the party entitled to indemnification (the "Indemnified Party") will be subject to the following terms and conditions:

                  (a) The Indemnified Party will give prompt written notice to the Indemnifying Party of any assertion of liability by a third party which might give rise to a claim by the Indemnified Party against the Indemnifying Party based on the indemnity agreements contained in section 7.1(a) or 7.2(a) hereof, stating the nature and basis of said assertion and the amount thereof, to the extent known.

                  (b) If any action, suit or proceeding is brought against the Indemnified Party, with respect to which the Indemnifying Party may have liability under the indemnity agreement contained in section 7.1(a) or 7.2(a) hereof, the action, suit or proceeding will, upon the written agreement of the Indemnifying Party that it is obligated to indemnify under the indemnity agreement contained in section 7.1(a) or 7.2(a) hereof, be defended (including all indemnity proceedings on appeal or for review which counsel for the defendant shall deem appropriate) by the Indemnifying Party. The Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the employment of such counsel is authorized by the Indemnifying Party in connection with the defense of such action, suit or proceeding, (ii) the Indemnifying Party does not agree, promptly after the notice to it provided in subsection (a) above, that it is obligated to indemnify under the indemnity agreement contained in section 7.1(a) or 7.2(a) hereof or
(iii) such Indemnified Party reasonably concludes that such action, suit or proceeding involves to a significant extent matters beyond the scope of the indemnity agreement contained in section 7.1(a) or 7.2(a) hereof, or that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party, in any of which events the Indemnifying Party will not have the right to direct the defense of such action, suit or proceeding on behalf of the Indemnified Party and that portion of such fees and expenses reasonably related to matters covered by the indemnity agreement contained in section 7.1(a) or 7.2(a) hereof will be borne by the Indemnifying Party. The Indemnified Party will be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is so represented. The Indemnifying Party will make available to the Indemnified Party and its attorneys and accountants all books and records of the Indemnifying Party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                  (c) The Indemnifying Party will not make any settlement of any claims without the written consent of the Indemnified Party which may be withheld in the Indemnified Party's sole discretion.

         7.4 SURVIVAL. The obligations of indemnification set forth in Subsections 7.1 and 7.2 hereof shall survive the execution of this Agreement for a period of three (3) years. For the purposes of this Article VII the "Survival Date" shall mean the third (3rd) anniversary of the Closing Date and any suits, claims, or actions pending or alleged as of the Survival Date shall extend the Survival Date for a period of one (1) year as to such suits or claims only.

          ARTICLE VIII - CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         Seller's obligations under this Agreement are contingent upon the fulfillment of the following conditions or waiver of the same by Seller:

         8.1 PERFORMANCE OF OBLIGATIONS OF PURCHASER. Purchaser shall have performed in all material respects its obligations hereunder to be performed on or before the Closing Date.

         8.2 CLOSING CERTIFICATE. Seller shall have received a certificate, dated as of the Closing Date, executed by an authorized agent of Purchaser confirming and certifying, after reasonable investigation, that the representations and warranties of Purchaser in section 4.3 above are true and correct as of the Closing Date, as if made on that date.

         8.3 DELIVERIES MADE. Seller shall have received all of the deliveries required by sections 3.3 and 3.4.

         ARTICLE IX - CONDITIONS PRECENDENT TO OBLIGATIONS OF PURCHASER

         Purchaser's obligations hereunder are contingent upon the fulfillment of the following conditions or waiver of same by Purchaser:

         9.1 PERFORMANCE OF OBLIGATIONS OF SELLER. Seller shall have performed in all material respects its obligations hereunder to be performed on or before the Closing Date.

         9.2 INSPECTION. During the Inspection Period, Purchaser shall have had the full and complete opportunity to conduct the inspection authorized in section 5.2 hereof, shall have been satisfied with such due diligence inspection in the sole opinion of Purchaser and shall not have terminated this Agreement by delivering notice to Seller in accordance with section 10.9 below.

         9.3 CLOSING CERTIFICATE. Purchaser shall have received a certificate from Seller and Shareholders, dated the Closing Date, executed by a duly authorized officer of Seller and by Shareholders, confirming and certifying that the representations and warranties made by Seller and Shareholders in section
4.2 are true and correct as of the Closing Date as if made on that date.

         9.4 OPINION OF COUNSEL. Purchaser shall have received an opinion from Seller's counsel dated as of the Closing Date satisfactory to Purchaser.

         9.5 BUSINESS OPERATIONS. During the period commencing on the date of this Agreement and continuing until the Closing Date, Seller shall have operated the Business in accordance with section 5.3 above.

         9.6 ADVERSE CHANGES. There shall be no material adverse change to the operation of the Business or the condition of the Assets.

         9.7 DELIVERIES MADE. Purchaser shall have received all of the deliveries required by section 3.2 above.

         9.8 CONSENTS. Purchaser shall have been able to obtain any and all consents to the assignment of contracts, agreements and leases from third parties that Purchaser, in its sole opinion, deems necessary.

         9.9 APPROVAL BY BOARD. This Agreement, and all transactions and related agreements, shall have been approved by the Board of Directors of Financial in such Board's sole discretion.

                         ARTICLE X -- GENERAL PROVISIONS

         10.1 FURTHER ASSURANCES. After the date of this Agreement, each party, without further consideration, shall promptly take such actions and shall promptly execute and deliver such documents as may be reasonably requested by another party hereto (or by his or its employees, agents, insurers, or representatives) to effectuate, evidence, authorize, or approve the transactions contemplated in this Agreement.

         10.2 FEES AND EXPENSES. Each party hereto shall pay its own fees and expenses for brokers, agents, investment bankers, attorneys, accountants, finders or other persons, as may be retained or employed, directly or indirectly, in connection with the negotiation, preparation and/or closing under this Agreement and the consummation of the transactions contemplated herein. Each party hereto shall indemnify and hold harmless each other party from any and all claims or obligations, of whatever kind or nature, including but not limited to claims for reasonable attorneys' fees and costs, arising as a result of such party's failure to pay any broker, attorney, accountant, or other representative retained by such party with respect to the negotiation or consummation of the transactions contemplated herein. Such indemnification provision shall survive the execution of this Agreement indefinitely.

         10.3 NOTICES. All notices given to a party hereto in connection with this Agreement shall be in writing and shall be effective when delivered into the hand of a recognized overnight courier (such as Federal Express) with delivery charges prepaid, or deposited in the United States mail, postage prepaid, registered or certified, return receipt requested to the following addresses:

         If to Seller:              Mortgage Concepts, Inc.
                                    c/o William P. Everslage
                                    3605 Glenfield Court
                                    Louisville, Kentucky 40241

         with a copy to:            Thomas E. Rutledge, Esquire
                                    Ogden Newell & Welch
                                    1700 Citizens Plaza
                                    500 West Jeffersion
                                    Louisville, Kentucky  40202

         If to the
         Shareholders:              Jeffrey D. Houk
                                    9616 Moorefield Circle
                                    Louisville, Kentucky  40241

         and
                                    William P. Everslage
                                    3605 Glenfield Court
                                    Louisville, Kentucky  40241
         with a copy to:            Thomas E. Rutledge, Esquire
                                    Ogden Newell & Welch
                                    1700 Citizens Plaza
                                    500 West Jeffersion
                                    Louisville, Kentucky  40202

         If to Purchaser:           Collateral One Mortgage Corporation
                                    c/o Mark Glatz
                                    12 E. Oregon Avenue
                                    Philadelphia, PA 19148

         with a copy to:            G. Wythe Michael, Jr., Esquire
                                    Hirschler, Fleischer, Weinberg,
                                            Cox & Allen
                                    701 East Byrd Street, 15th Floor
                                    Richmond, VA 23219

or to such other address as the above persons may notify the other parties of from time to time, in writing and pursuant to the other provisions of this section 9.3.

         10.4 REMEDIES AND WAIVERS. All rights and remedies available at law, in equity or under the terms of this Agreement or any other agreement or instrument executed in connection herewith shall be cumulative, and no waiver thereof shall be (a) implied from the prior acts or omissions, or based solely upon the oral representations, of a party hereto; or (b) effective or binding unless, and then only to the extent that, such waiver is set forth in this Agreement, or a party hereto signs an express written waiver of rights or remedies and causes such written waiver to be delivered to the party for whose benefit it was made.

         10.5 APPLICABLE LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to any conflict of law provisions or principles thereof to the contrary. In all court proceedings brought in connection with this Agreement, the parties hereto
(a) consent to personal jurisdiction by, and venue in the Federal District Court for the Eastern District of Virginia; and (b) irrevocably, unconditionally and completely waive any and all rights they may now or hereafter have to object to the personal jurisdiction or venue of such court. Each of the parties hereto hereby knowingly, voluntarily and intentionally waives the right to trial by jury with respect to any litigation based on, arising out of, under or in connection with this Agreement.

         10.6 PRIOR AGREEMENTS. All prior agreements, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement have been merged and integrated into this Agreement and, to the extent of any conflict or inconsistency with this Agreement, are superseded by the provisions of this Agreement.

         10.7 TERMS OF CONVENIENCE. Captions and headings are used in this Agreement for convenience only and shall not be construed to affect the meaning of this Agreement. Terms such as "hereof," "herein," "hereto," "hereby," "hereunder" and similar references to this Agreement shall be deemed to refer to this Agreement as a whole and not to any particular section or provision of this Agreement. Whenever Purchaser shall have the right to take any action or refrain from taking any action in accordance with this Agreement, Purchaser may so act or refrain from acting in Purchaser's sole and absolute discretion.

         10.8 MODIFICATION, ASSIGNMENT AND DELEGATION. This Agreement shall not be modified unless, and then only to the extent that, a written modification is executed by all of the parties hereto or their respective successors or assigns. No party hereto may assign or delegate, whether in whole or in part, any of its rights, duties or obligations under this Agreement without the prior written consent of the other parties hereto, which consent may be withheld in the sole discretion of such party, and any attempted assignment or delegation in violation of this Agreement shall be void.

         10.9 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time as provided in this section 10.9. Upon such termination, the parties hereto shall have no continuing obligation to each other under this Agreement.

                  (a) By Purchaser. In the event of a failure of a condition precedent set forth in Article IX on or before the Closing Date, Purchaser may terminate this Agreement by giving Seller written notice of such unsatisfied condition and Seller shall have ten (10) days after such notice is delivered to satisfy such condition precedent (if applicable); provided, however, that if such condition precedent is not satisfied within the ten (10) day period, this Agreement shall be automatically terminated. In addition to the foregoing, Purchaser shall have until the last day of the Inspection Period in which to conduct the investigation set forth in section 5.2 above.

                  (b) By Seller. In the event of a failure of a condition precedent set forth in Article VIII on or before the Closing Date, Seller may terminate this Agreement by giving Purchaser written notice of such unsatisfied condition precedent and Purchaser shall have ten (10) days after such notice is delivered to satisfy such condition precedent; provided, however, that if such condition precedent is not satisfied within the ten (10) day period, this Agreement shall be automatically terminated.

         10.10 EXCLUSIVITY. During the period prior to the Closing Date, unless this Agreement shall have been terminated in accordance with section 10.9 hereof, neither Seller, the Shareholders, nor any agent or broker engaged by them, shall discuss the terms or provisions of this Agreement or initiate or participate in any negotiation or other discussions with any person or entity (other than Purchaser) regarding any sale, assignment, or lease, or any option to sell, assign or lease, all or a part of the Purchased Assets (except for sales of inventory arising in the ordinary course of business) or the sale or exchange of any shares of stock of Seller, or the terms of this Agreement and any other agreements or instruments prepared in connection with this Agreement.

         10.11 PRORATIONS. Personal property tax on the Purchased Assets and any similar taxes attributable to the operation of the Business for 1998 shall be prorated at Closing between Seller and Purchaser based on the portion of the year for which Purchaser will own the Purchased Assets and operate the Business.

         10.12 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted assigns and successors in title or interest.

         10.13 SEVERABILITY. The various provisions of this Agreement, as well as the related agreements of the parties, are inter-related, and all contribute to and from part of the complete agreement of the parties. In the event that any provision of this Agreement (or of a related agreement) should be determined to be invalid or unenforceable, the balance of the provisions shall be interpreted and applied so as to give maximum legal effect to the agreement of the parties as originally contemplated.

         10.14 SURVIVAL. Except as expressly provided in sections 4.1 and 6.3, all the representations, warranties, covenants, terms, conditions and obligations of the parties made pursuant to the terms of this Agreement shall survive the execution and delivery of this Agreement indefinitely. Seller and the Shareholders shall be jointly and severally liable with respect to the terms, covenants, conditions, indemnifications, representations and warranties of both Seller and the Shareholders pursuant to this Agreement.

         10.15 COUNTERPARTS. This Agreement may be executed in counterparts, and any executed counterparts shall bind the parties hereto and inure to their benefit as though all parties were signatory to the same counterpart.

         10.16 INTERPRETATION. The parties agree that this Agreement is the product of mutual negotiation, and expressly waive the rule of interpretation of a writing against the drafter.

         10.17 ENTIRE AGREEMENT. This Agreement represents the entire understanding of the Parties with respect to its subject matter and supersedes and cancels all prior written or oral contracts, agreements and understandings of the parties with respect to it.

         10.18 DEFINED TERMS. Throughout this Agreement various terms have been defined by being enclosed in quotation marks, usually in parentheses, and used with their initial letters capitalized. Unless the context otherwise requires, such defined terms will have their designated meaning whenever used in this Agreement or any attached schedules or exhibits. Unless an express reference is made to a different document, all references to a section, subsection or Article shall be understood to refer to the indicated section, subsection or Article of this Agreement, and all references to a Schedule or Exhibit shall be understood to refer to the indicated Schedule or Exhibit attached to this Agreement.

         10.19 PUBLICITY. The parties agree that, prior to Closing and except as otherwise required by law, the issuance of any reports, statements or releases pertaining to this Agreement or the transactions contemplated hereby will require mutual consent.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


         PURCHASER:              COLLATERAL ONE MORTGAGE
                         CORPORATION, a Virginia corporation



                                            BY: ______________________________
                                            ITS:_____________________________


         SELLER:                 MORTGAGE CONCEPTS, INC., a Kentucky corporation



                                            BY:______________________________
                                            ITS: ____________________________


SHAREHOLDERS:                               WILLIAM P. EVERSLAGE


                                            -------------------------------

                                            JEFFREY D. HOUK



                                            -------------------------------


FINANCIAL:        FIRST CHESAPEAKE FINANCIAL CORPORATION, a Virginia corporation



                                            BY:______________________________
                                            ITS:_____________________________

                               SCHEDULE 1.1(b)(3)


                                COMPANY VEHICLES
                                ----------------









                                  SCHEDULE 2.5


                          ALLOCATION OF PURCHASE PRICE
                          ----------------------------

Purchaser and Seller hereby agree to allocate the Purchase Price, as adjusted, among the Purchased Assets and the Non-Competition Agreements in accordance with
Section 1060 of the Internal Revenue Code of 1986, as amended, as presented below:











Total Purchase Price                                          $4,100,000

Each party agrees that it will report the transaction in accordance with the foregoing allocation for all federal and state income tax purposes and that it will not take any position inconsistent with such allocation.

Purchaser may apply other allocations for book purposes subject to review and approval of its independent audit firm.

                                 SCHEDULE 2.6(a)


              ACTIONS REQUIRING APPROVAL OF THE BOARD OF DIRECTORS
              ----------------------------------------------------

1. Purchase, sell, establish, open or close businesses, individual offices or entities; sub-offices may be opened provided the capital expenditure required for such sub-offices does not exceed $20,000.00.

2.       Sell assets of Purchaser outside the ordinary course of business.

3. Expand beyond Kentucky, Illinois, Missouri, Tennessee, North Carolina, South Carolina, Louisiana and Ohio.

4. Materially change the nature or type of Purchaser's business or make investments of capital or other resources in other businesses.

5. Hire, fire or contract highly compensated employees with annual base compensation greater than $50,000.

6.       Change accountants or attorneys or retain outside counsel.

7. Enter into or guarantee any contracts, agreements, investments, loans or other contingent liabilities which are: (a) in excess of $10,000; or
         (b) of a term greater than 12 months.

8. Offer loan products or enter into investor or warehouse facility relationships which are inconsistent with company-wide risk parameters established by Purchaser.

9. Originate any "C/D paper" subprime loans or similar risk products other than on a brokered basis.

10.      Place any "at risk" loans in company warehouse facilities.

                                 SCHEDULE 4.2(d)


                            OPERATION OF THE BUSINESS
                            -------------------------







                                 SCHEDULE 4.2(g)


                       TRADEMARKS, LICENSES, PATENTS, ETC.
                       -----------------------------------






                                 SCHEDULE 4.2(k)


                              APPROVALS AND FILINGS
                              --------------------

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") is made and entered into as of January __, 1999, by and among MORTGAGE CONCEPTS, INC., a Kentucky corporation ("Seller"), WILLIAM P. EVERSLAGE, JEFFREY D. HOUK (collectively "Shareholders"), COLLATERAL ONE MORTGAGE CORPORATION, a Virginia corporation ("Purchaser") and FIRST CHESAPEAKE FINANCIAL CORPORATION, a Virginia corporation ("Financial").

         WHEREAS, Seller, Shareholders, Purchaser and Financial have previously entered into that certain Asset Purchase Agreement, an executed copy of which is attached hereto as Exhibit A (the "Agreement"), wherein the Purchaser has agreed to purchase substantially all of the assets of Seller and certain related entities;

         WHEREAS, Seller, Shareholders, Purchaser and Financial desire to amend the Agreement in certain respects, all as hereinafter provided.

         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Shareholders, Purchaser and Financial hereby amend the Agreement as follows:

         1. Section 2.1 of the Agreement is deleted in its entirety and in its place is substituted the following:

                  2.1 Purchase Price. Subject to the adjustment set forth in section 2.2 below, the aggregate purchase price for the Purchased Assets and the Non-Competition Agreements shall be equal to Four Million One Hundred Thousand Dollars ($4,100,000.00) (the "Purchase Price"). The Purchase Price, as adjusted, shall be payable to Seller as follows:

                  (a) at Closing, Purchaser shall pay Seller the sum of One Million Two Hundred Thousand Dollars ($1,200,000.00) in cash, certified or cashier's check or by wire transfer of funds to an account designated by Seller, the form of payment being at the election of Seller which election shall be communicated to Purchaser not less than two (2) days prior to the Closing Date;

                  (b) on the last day of the month which is six calendar months following the break of escrow (as provided in section 3.5 of this Agreement), Purchaser shall pay Seller the sum of Nine Hundred Fifty Thousand Dollars ($950,000.00) in cash or cashier's check or by wire transfer of funds to an account designated by Seller; and

                  (c) on or before the date one (1) calendar year after the first day of the first calendar month following the break of escrow (as provided in Section 3.5 of this Agreement) ("Anniversary Date"), Purchaser shall (1) pay Seller in cash, certified or cashier's check or by wire transfer the sum of Nine Hundred Sixty Two Thousand Five Hundred Dollars ($962,500.00), as adjusted pursuant to Section 2.2 below, and (2) shall issue that number of unregistered shares of Financial common stock with a value of Two Hundred Forty Three Thousand Seven Hundred Fifty Dollars ($243,750.00) as determined by the posted closing price of Financial stock as listed on the NASDAQ Bulletin Board on the Closing Date ("Shares"), adjusted pursuant to section 2.2 below (collectively, the payments set forth in this section 2.1(c), the "Final Payment"). Purchaser, in its sole and absolute discretion, may defer payment of the Final Payment for a period of ninety (90) days following the Anniversary Date so that the adjustment set forth in section 2.2(a), if any, may be calculated by its outside accounting firm. In the event that Purchaser defers payment of the Final Payment until after the Anniversary Date, interest shall accrue on the unpaid balance of the Final Payment (minus any adjustment pursuant to section 2.2(a)) at the rate of six percent (6 %) per annum from the Anniversary Date until paid. The remainder of the Purchase Price shall be payable in accordance with section 2.3(c).

                  (d) Purchaser's obligation under Section 2.1(b) shall be represented by a promissory note in the form of EXHIBIT 2.1(D).

                  (e) In the event the Employment Agreement is terminated by Purchaser otherwise than "for cause" (as defined in section 3 of the Employment Agreement) prior to the Anniversary Date, the payments described in subsections 2.1(b) and 2.1(c) above shall be immediately due and owing, without reference to
Section 2.2, which shall be null and void and without legal effect. Notwithstanding anything above to the contrary, the provisions of this section 2.1(e) shall not be applicable if Everslage resigns or otherwise terminates his employment with Purchaser.

         2. Section 2.2 of the Agreement is deleted in its entirety and in its place is substituted the following:

                  2.2      Adjustment to Purchase Price.

                  (a) In the event that the Anniversary Date Net Operating Profit (as defined below) is less than Nine Hundred Sixty Seven Thousand Five Hundred Dollars ($967,500.00) the parties agree that the Final Payment shall equal the amount determined pursuant to the following formula:

      (Anniversary Date Net Operating Profit multiplied by 4) minus ($2,150,000)

For purposes of this section 2.2, "Anniversary Date Net Operating Profit" shall mean the net operating profit of Purchaser, as calculated on a cumulative basis, for the period beginning on the first day of the month following the break of escrow (as provided in section 3.5 of this Agreement) and ending on the Anniversary Date, computed in accordance with generally accepted accounting principles, consistently applied, as determined by Purchaser's outside accounting firm. In the event that the Anniversary Date Net Operating Profit is less than or equal to Five Hundred Thirty Seven Thousand Five Hundred Dollars ($537,500), the Final Payment shall equal $0.

                  (b) In the event that there is a reduction in the Final Payment pursuant to the above formula, Purchaser, in its sole discretion, shall elect whether the reduction shall first be made against the payment set forth in section 2.1(c)(1) or against the payment set forth in section 2.1(c)(2).

         3. Section 2.3 of the Agreement is deleted in its entirety and in its place is substituted the following:

                  2.3      Advance Payments.

                  (a) Purchaser shall pay to Seller, during the period beginning on the Closing Date and ending on the date twelve (12) calendar months following the Closing Date, an amount equal to fifteen percent (15%) of the net operating profits of Purchaser, calculated on a monthly basis. All payments made pursuant to this section 2.3 shall be credited against the obligations of Purchaser under subsection 2.1(b), if for any of the six months immediately following the Closing Date, or subsection 2.1(c), if made for a month thereafter.

                  (b) During the period following the Anniversary Date, Purchaser shall pay to Seller an amount equal to seventy percent (70%) of the net operating profits of Purchaser, calculated on a monthly basis, until such time as Purchaser has paid Seller the sum of $500,000 pursuant to the terms of this section 2.3(b), at which time the payments shall end. Upon the termination of such payments, at the end of each subsequent calendar quarter, Purchaser shall issue that number of unregistered shares of Financial common stock with a value equal to seventy percent (70%) of the net operating profits of Purchaser for such quarter as determined by the posted closing price of Financial stock listed on the NASDAQ Bulletin Board on the Closing Date; provided that the maximum number of shares of stock payable to Seller pursuant to this section 2.3(b) shall equal that number of shares with a value equal of Two Hundred Forty Three Thousand Seven Hundred Fifty Dollars ($243,750.00) as determined by the posted closing price of Financial stock listed on the NASDAQ Bulletin Board on the Closing Date

                  (c) Payments of cash or stock under sections 2.3(a) and 2.3(b) shall be made thirty (30) days in arrears following the end of the month or quarter, as the case may be, in question.

         4. Section 2.6(d) of the Agreement is deleted in its entirety and in its place is substituted the following:

                  (d) In the event that the net operating profit of the Purchaser, computed in accordance with generally accepted accounting principals, consistently applied, as determined by the Purchaser's outside accounting firm, for any one calendar quarter is less than the product of the applicable quarterly Required Net Operating Profit (as defined below) and seventy-five percent (75%), Purchaser and Everslage agree that the freedom and autonomy provided to Everslage under this section 2.6 shall terminate and Financial shall be entitled to operate the day to day business of Purchaser in its sole and absolute discretion. During the period beginning on the first day of the first calendar month following the break of escrow (as provided in section 3.5 of this Agreement) ("Beginning Date") and ending on the Anniversary Date, the Required Net Operating Profit for any quarter shall equal the amount expressed in the table below:

  Quarter                                          Required Net Operating Profit
  -------                                          -----------------------------
  First Three Calendar Month Period Following      $300,000
  Beginning Date
  Second Three Calendar Month Period Following     $315,000
  Beginning Date
  Third Three Calendar Month Period Following      $330,000
  Beginning Date
  Fourth Three Calendar Month Period Following     $345,000
  Beginning Date

                  For any particular calendar quarter subsequent to the Anniversary Date, Everslage and Purchaser shall mutually determine the Required Net Operating Profit; provided that in no event shall the Required Net Operating Profit for any quarter subsequent to the Anniversary Date be less than $345,000.

         5. Section 3.1 of the Agreement is deleted in its entirety and in its place is substituted the following:

                  3.1 Time and Place. The closing shall take place as of the date of this Amendment ("Closing") and shall be effective as of the close of business on the day before the date of this Amendment (the "Closing Date").


         6. Section 3.5(c) of the Agreement is deleted in its entirety and in its place is substituted the following:

                  (c) At Closing, Purchaser will pay to Seller cash or its equivalent in the amount of One Million Two Hundred Thousand Dollars ($1,200,000.00), such amount representing the payment set forth in section 2.1(a).

         7. Section 3.5(e) of the Agreement is deleted in its entirety and in its place is substituted the following:

                  (e) Once Purchaser, or an entity controlled by Purchaser and/or Financial, has obtained the Required Licenses, the escrow shall be broken, the funds held in escrow pursuant to section 3.5(d) shall be paid to Purchaser, and the documents held in escrow shall be released.

         8. Section 3.5(f) of the Agreement is deleted in its entirety and in its place is substituted the following:

                  (f) If Purchaser, or an entity controlled by Purchaser and/or Financial, is unable, within sixty (60) days after the Closing Date, to obtain the Required Licenses or is unable to provide evidence that it is otherwise qualified to carry on the activities of the Business:

                           (1) all executed documents shall be returned to their respective originating party;

                           (2)      Seller shall return the payment of
                                    $1,200,000.00 set forth in section 3.5(c) to Purchaser on or before the sixty-fifth
                                    (65th) day following the Closing Date. In order to secure return of this amount, Seller and Shareholders shall enter into a Confession of Judgment Promissory Note to Purchaser;

                           (3) the funds held in escrow pursuant to section 3.5(d) shall be paid to Seller;

                           (4) Purchaser shall transfer and convey to Seller all assets associated with the operation of the Business in Indiana; and

                           (6) All other obligations of the parties, except those set forth in this section 3.5 and section 6.1, shall be null and void.

         9. In all other respects, the Agreement is hereby ratified and approved by the parties. In the event that there is a conflict between this Amendment and the Agreement, this Amendment shall control.

         10. The parties agree that this Amendment replaces in its entirety the letter agreement among the parties dated January 23, 1999 ("Letter Agreement") and that the Letter Agreement is hereby canceled, void and of no effect.

         11. All capitalized terms used herein but not otherwise defined in this Amendment shall have the meaning set forth in the Agreement. Each individual executing this Amendment on behalf of a legal entity represents and warrants that he or she is duly authorized to execute and deliver this Amendment for such entity, and that this Amendment is binding upon such entity in accordance with its terms. The parties agree that this Amendment is the product of mutual negotiation and expressly waive the rule of interpretation of a writing against the drafter. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one in the same Amendment. This Amendment and the other closing documents may be executed and delivered by means of facsimile signatures, and such signatures shall be accepted as originals.

         12.      Parties shall agree on a mutually acceptable jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


         PURCHASER:              COLLATERAL ONE MORTGAGE
                           CORPORATION, a Virginia corporation



                                           BY: ______________________________
                                           ITS:_____________________________


         SELLER:                 MORTGAGE CONCEPTS, INC., a Kentucky corporation

                                           BY:______________________________
                                           ITS: ____________________________


SHAREHOLDERS:                              WILLIAM P. EVERSLAGE


                                           -------------------------------

                                           JEFFREY D. HOUK


                                           -------------------------------


FINANCIAL:        FIRST CHESAPEAKE FINANCIAL CORPORATION, a Virginia corporation



                                           BY:______________________________
                                           ITS:_____________________________

                               SCHEDULE 4.2(l)(5)


                               NO ADVERSE CHANGES
                               ------------------







                                 SCHEDULE 4.2(m)


                          REQUIRED PERMITS AND LICENSES
                          -----------------------------





                                 SCHEDULE 4.2(o)


                  LEASES, CONTRACT, AGREEMENTS AND COMMITMENTS
                  --------------------------------------------





                                 SCHEDULE 4.2(s)


                                 EMPLOYEE PLANS
                                 --------------

None.



                                 SCHEDULE 4.3(d)


                         REQUIRED APPROVALS AND FILINGS
                         ------------------------------

Item 7.     Financial Statements Pro Forma Financial Information and Exhibits.

(e)      Exhibits

         2.2      Loan Agreement dated February 5, 1999 with Crusader Bank







                             BUSINESS LOAN AGREEMENT


Principal           Loan Date       Maturity        Loan No      Call      Collateral      Account    Officer    Initials

$1,500,000.00       02-05-1999      02-05-2000                    jc                                     jc

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.



Borrower:         First Chesapeake Financial Corporation
                  (TIN: 54-1624428); ET. AL.
                  12 East Oregon Avenue
                  Philadelphia, PA 19148

Lender:  Crusader Bank
                  1230 Walnut Street
                  Philadelphia, PA 19107

THIS BUSINESS LOAN AGREEMENT between First Chesapeake Financial Corporation and Collateral One Mortgage Corporation (referred to in this Agreement Individually and collectively as "Borrower") and Crusader Bank (referred to in this Agreement as "Lender") Is made and executed on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. All such loans and financial accommodations, together with all future loans and financial accommodations from Lender to Borrower, are referred to In this Agreement Individually as the "Loan" and collectively as the "Loans." Borrower understands and agrees that: (a) In granting, renewing, or extending any Loan, Lender Is relying upon Borrower's representations, warranties, and agreements, as set forth In this Agreement; (b) the granting, renewing, or extending of any Loan by Lender of all times shall be subject to Lender's sole judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of February 5, 1999, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word "Borrower" means Individually and collectively First Chesapeake Financial Corporation and Collateral One Mortgage Corporation and all other persons and entities signing Borrowers' Note.

CERCLA. The word "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

Cash Flow. The words "Cash Flow" mean net income after taxes, and exclusive of extraordinary gains and income, plus depreciation and amortization.


Collateral. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust, receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Debt. The word "Debt" means all of Borrower's liabilities excluding Subordinated Debt.

ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

Event of Default. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

Grantor. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness.

Indebtedness. The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable Individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

Lender. The word "Lender" means Crusader Bank, its successors and assigns.

Liquid Assets. The words "Liquid Assets" mean Borrowers cash on hand plus Borrower's readily marketable securities.

Loan. The word "Loan" or "Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word "Note" means and Includes without limitation Borrower's promissory note or notes, if any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

Permitted Liens. The words "Permitted Liens" mean: (a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising In the ordinary course of business and securing obligations which are not yet delinquent; (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Related Documents. The words "Related Documents" mean and Include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Security Agreement. The words "Security Agreement mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

SARA. The word "SARA" means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

Subordinated Debt. The words "Subordinated Debt" mean indebtedness and liabilities of Borrower which have been subordinated by written agreement to indebtedness owed by Borrower to Lender In form and substance acceptable to Lender.

Tangible Not Worth. The words "Tangible Net Worth" mean Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total Debt.

Working Capital. The words "Working Capital" mean Borrower's current assets, excluding prepaid expenses, less Borrower's current liabilities.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Loan Advance and each subsequent Loan Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender in form satisfactory to Lender the following documents for the Loan: (a) the Note, (b) Security Agreements granting to Lender security interests in the Collateral, (c) Financing Statements perfecting Lender's Security Interests; (d) evidence of Insurance as required below; and (e) any other documents required under this Agreement or by Lender or its counsel, including without limitation any guaranties described below.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents, and such other authorizations and other documents and instruments as Lender or its counsel, in their sole discretion, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any advance a condition which would constitute an Event of Default under this Agreement.

MLLTIPLE BORROWERS. This Agreement has been executed by multiple obligors who are referred to herein individually, collectively and interchangeably as "Borrower." Unless specifically stated to the contrary, the word "Borrower" as used In this Agreement, including without limitation all representations, warranties and covenants, shall include all Borrowers. Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of now collateral; (d) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (a) determine how, when and what application of payments and credits shall be made on any indebtedness; (f) apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (g) sell, transfer, assign, or grant participations in all or any part of the indebtedness; (h) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (I) settle or compromise any Indebtedness; and 0) subordinate the payment of all or any part of any Indebtedness of Borrower to Lender to the payment of any liabilities which may be due Lender or others.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia and is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own Its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and Is In good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.

Authorization. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

Financial Information. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change In Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

Hazardous Substances. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the "CERCLA," "SARA," the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of the properties.
(b) Borrower has no knowledge of, or reason to believe that there has been (I) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the properties by any prior owners or occupants of any of the properties, or
(11) any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances, Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnity and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the properties. The provisions of this section of the Agreement, including the obligation to indemnity, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender In writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or Indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note and all of the Related Documents are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Commercial Purposes. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

Employee Benefit Plans. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

Location of Borrower's Offices and Records. Borrower's place of business, or Borrower's Chief executive office, if Borrower has more than one place of business, is located at 12 East Oregon Avenue, Philadelphia, PA 19148. Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.

Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate In every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement Is in effect, Borrower will:

Litigation. Promptly inform Lender In writing of (a) all material adverse changes in Borrower's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records.' Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrowers books and records at all reasonable times.

Financial Statements. Furnish Lender with, as soon as available, but In no event later than ninety (90) days after the and of each fiscal year, Borrower's balance sheet and Income statement for the year ended, prepared by Borrower. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

Financial Covenants and Ratios. Comply with the following covenants and ratios:
The financial covenants and ratios set forth in this paragraph shall be determined and calculated for all Borrowers on a consolidated basis and reference in this paragraph to "Borrower" shall mean all "Borrowers." Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made In accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Insurance. Maintain fire and other risk insurance, public liability Insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or Is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such Information as Lender may reasonably request, including without limitation the following: (a) the name of the Insurer; (b) the risks Insured; (c) the amount of the policy; (d) the properties Insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantors named below, on Lender's forms, and in the amounts and under the conditions spelled out In those guaranties.

Guarantor                                            Amount
---------                                            ------




Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately In writing of any default In connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, Including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, Imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change In executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrowers expense. Compliance Certificate. Unless waived In writing by Lender, provide Lender at least annually and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports. Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity Is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and In any event within thirty
(30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part In connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is In effect, Borrower shall not without the written consent of
Lender:

Continuity of Operations. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged, (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, (c) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined In the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of stock of Borrower, or (d) purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

Loans, Acquisitions and Guaranties. (a) Loan, invest in or advance money or assets, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if:
(a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change In Borrower's financial condition, in the financial condition of any Guarantor, or In the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (a) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

REQUIREMENT TO SELL MORTGAGES TO BANK. The borrower and/or an affiliate of the borrower or co-borrower shall be required to sell to the Bank at least $1 million per month of nonconforming credit mortgage loans based on the Bank's standard wholesale rate sheet as published from time to time by its subsidiary, Crusader Mortgage Corporation ("Flow Priced Loans"). Additionally, the Bank or its subsidiary shall have the right to match any bid received by the Borrower on bulk sales of mortgage loans. The requirement to sell the Bank $1 million per month of Flow Priced Loans and to provide the Bank with the right to match bulk bids shall extend for a period (the "Requirement Period") until the later of (a) February 29, 2000 or (b) until all balances outstanding under this Loan are repaid. In the event the Borrower shall fail to sell the Bank at least $1 million of Flow Priced Loans in any month during the Requirement Period, the borrower shall be required to pay the Bank a fall fee (which shall be added to the principal balance of this Loan) equal to 1% of the excess, if any, of $1 million over the actual Flow Priced Loans sold to the Bank during the month. If the Borrower sells more than $1 million of Flow Priced Loans to the Bank in any month, the $1 million requirement in the following month shall be reduced by such excess. Notwithstanding the requirements set forth in this Paragraph, the Bank shall purchase nonconforming loans from the Borrower at its sole and absolute discretion, and the Bank's disapproval of a loan or series of loans shall not reduce the $1 million per month loan sale requirement.

CROSS COLLATERALIZATION. This loan shall be cross-collateralized with any other extension of credit between the Bank and the borrower and/or guarantors as the case may be.

EQUITY OPTION. Following the funding of this Loan, the Bank and the Borrower shall negotiate for the Bank to be granted a mutually agreeable equity ownership or warrant position in the Borrower, or its parent company, under mutually agreeable terms. In the event the parties cannot agree upon the terms for such an equity or warrant position for the Bank within nine months from the date hereof, or in the event of a prior payoff of this Loan, the Bank shall be entitled to an additional fee of $30,000, which shall be added to the outstanding principal balance of this Loan.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest In, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided on this paragraph.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement;

Default on Indebtedness. Failure of Borrower to make any payment when due on the Loans.

Other Defaults. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default In Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrowers deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor, as the case may be, as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

Events Affecting Co-Borrowers. Any of the preceding events occurs with respect to any co-borrower of any of the Indebtedness or any co-borrower dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any of the Indebtedness. Lender, at its option, may, but shall not be required to, permit the co-borrower's estate to assume unconditionally the obligations on the Indebtedness in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender, In good faith, deems itself insecure.

Right to Cure. It any default, other than a Default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (a) cures the default within thirty (30) days; or (b) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender's option, all Indebtedness Immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Agreement has been delivered to Lender and accepted under in the Commonwealth of Pennsylvania. It there Is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Philadelphia County, the Commonwealth of Pennsylvania. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Agreement shall be governed by and construed In accordance with the laws of the Commonwealth of Pennsylvania.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Multiple Parties; Corporate Authority. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation Interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Costs and Expenses. Borrower agrees to pay upon demand all of Lender's expenses, including without limitation attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, It shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, Its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lenders right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent In subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

EACH BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT, AND EACH BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF FEBRUARY 5, 1999.

THIS AGREEMENT HAS BEEN SIGNED AND SEALED BY THE UNDERSIGNED.

BORROWER:
First Chesapeake Financial Corporation

By:  /s/ Mark Mendelson
     ------------------
         Mark Mendelson, Chairman

By: /s/ Richard N. Chakejian, Jr.
    -----------------------------
         Richard N. Chakejian, Jr., President

By: /s/ Mark E. Glatz
    -----------------
         Mark E. Glatz, Chief Financial Officer

Collateral One Mortgage Corporation, Co-Borrower

By:  /s/ Mark Mendelson
     ------------------
         Mark Mendelson

By: /s/ Mark E. Glatz
    -----------------
         Mark E. Glatz

Attest:

By: /s/
                        .
   -----------------------------
         Secretary or Assistant Secretary

LENDER:

Crusader Bank

By: /s/ Joseph T. Crowley
    ---------------------
         Authorized Officer